Sub-item 77Q1: Exhibits
               (a) Trust agreement and declaration of trust

                               AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                                        OF
                               ELLSWORTH FUND LTD.

            WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST of Ellsworth Fund Ltd., dated October 17, 2005, is hereby amended and restated effective as of January 16, 2006 among Gordon F. Ahalt, Elizabeth C. Bogan, Thomas H. Dinsmore, Donald M. Halsted, Duncan O. McKee, Robert J. McMullan, Jane D. O'Keeffe and Nicolas W. Platt, as the Trustees, and each person who becomes a Shareholder in accordance with the terms hereinafter set forth.
            NOW, THEREFORE, the Trustees do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Shareholders as herein set forth below.
                                   ARTICLE I
             NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST
      Section 1.1 Name. The name of the statutory trust established hereby is Ellsworth Fund Ltd., and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Act.
      Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:
(a)	"Affiliated Person," "Company," "Person," and "Principal Underwriter"
shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the
Commission thereunder.  The term "Commission" shall have the meaning given it in the 1940 Act;
(b)	"Agreement" means this Agreement and Declaration of Trust, as it may be  amended or amended and restated from time to time;
(c)	"Bylaws" means the Bylaws referred to in Section 4.1(e), as from time to time amended;
(d)	"Cause" means that a Trustee has been found, in a final
determination, to have engaged in gross negligence, willful
misconduct or fraud, to have committed a material breach of this
Agreement or to have been convicted of a felony.  For purposes of this definition, "final determination" means (i) a determination set forth in a binding settlement agreement signed by the Trustee alleged to have committed an act arguably justifying removal, (ii)  if judicial relief is permitted hereunder, a final judicial
determination, not subject to further appeal, by a court of competent jurisdiction, or (iii) if arbitration is required by applicable law, a final arbitral determination not subject to further review;
(e)	"Class" means a portion of Shares of the Trust established in accordance with the provisions of Sections 2.3;
(f)	"Common Shares" has the meaning specified in Sections 2.3;
(g)	"Covered Person" means a person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of a corporation, trust, partnership, joint venture or other enterprise;
(h)	The "Delaware Act" refers to the Delaware Statutory Trust Act, 12
Del. C. ss 3801 et seq., as the same may be amended from time to time;
(i)	"Exempt Conversion" means a conversion of the Trust or a class thereof where, after giving effect to such conversion, based on the number of Outstanding Shares as of the date selected by the Trustees, the Shareholders of the Trust or such Class will have the majority of the outstanding shares of the converted Company or Class, as the case may be;
(j)	"Exempt Dissolution" means the dissolution of the Trust or Class thereof where, as of the date on which the Trustees have determined to so dissolve the Trust or such Class, there are fewer than 100 holders of record of the Trust or of such dissolving Class;
(k)	"Exempt Merger" means a merger or consolidation of the Trust or any
Class thereof with or into another Company where either (A) the primary purpose of such merger or consolidation is to change the
Trust's domicile or form of organization or (B) after giving effect to such merger or consolidation, based on the number of Outstanding
Shares as of a date selected by the Trustees, the Shareholders of the
Trust or such Class will have a majority of the outstanding shares of the surviving Company or Class, as the case may be;
(l)	"Exempt Sale" means a sale, lease or exchange of all or substantially all the assets of the Trust to any Person where the primary purpose of such sale is to change the Trust's domicile or form of
organization;
(m)	"Fund complex" has the meaning specified in Regulation 14A under the
Securities Exchange Act of 1934, as amended from time to time;
(n)	"Governing Instrument" means collectively this Agreement, the Bylaws, all amendments to this Agreement and the Bylaws, all written committee charters adopted by the Trustees, and every resolution of the Trustees or any committee of the Trustees that by its terms is incorporated by reference into this Agreement or stated to constitute part of the Trust's Governing Instrument;
(o)	"Independent Trustees" shall mean the trustees of the Trust who are not "interested persons," as defined in the 1940 Act;
(p)	"Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the
Trust or Class, as applicable;
(q)	"Majority Trustee Vote" means the vote of a majority of the total number of Trustees then holding office;
(r)	The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder;
(s)	"Outstanding Shares" means Shares shown on the books of the Trust or the Trust's transfer agent as then issued and outstanding, but excludes Shares of the Trust that the Trust has redeemed or
repurchased;
(t)	 "Principal Shareholder" has the meaning specified in Section 6.2(b);
(u)	"Shareholder" means a record owner of Outstanding Shares of the
Trust;
(v)	"Shares" means, as to the Trust or Class thereof, the equal
proportionate transferable units of beneficial interest into which the beneficial interest of the Trust or such Class thereof shall be divided and may include fractions of Shares in 1/1000th of a Share or integral multiples thereof as well as whole Shares;
(w)	The "Trust" means Ellsworth Fund Ltd., the Delaware statutory trust established hereby;
(x)	The "Trustees" means the individuals who have signed this Agreement as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other individuals who may from time to time be duly appointed as Trustee in accordance with the provisions of Section 3.4, or elected as Trustee by the Shareholders, and reference herein to a Trustee or to the
Trustees shall refer to such individuals in their capacity as
Trustees hereunder; and
(y)	"Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.
      Section 1. Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act by investing primarily in securities and other Trust Property and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.
      Section 1.4 Certificate of Trust. Immediately upon the execution of this Agreement, the Trustees shall file a Certificate of Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.
                              ARTICLE II
                         BENEFICIAL INTEREST
      Section 2.1 Shares of Beneficial Interest. The Trust is authorized to issue shares of beneficial interests. The beneficial interests of the Trust shall be divided into an unlimited number of Shares, with par value of $0.01 per Share. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.
      Section 2.2  Issuance of Shares.  Except as otherwise provided for herein, the Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and Outstanding Shares, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed or repurchased as, whole Shares and/or 1/100th of a Share or integral multiples thereof.
      Section 2.3  Establishment of Classes.  The Trust shall initially have one Class, with an unlimited number of Shares. The Trustees hereby establish and designate, as the Trust's initial Class, Shares, having the powers, preferences, rights, qualifications, limitations and restrictions described in Sections 2.5 and 2.6 (the "Common Shares").
      Section 2.4 Actions Affecting Classes. Subject to the right of Shareholders, if any, to vote pursuant to Section 6.1 and except as otherwise provided for herein, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of the Trust or any Class thereof, to establish and designate and to change in any manner any Class of the Trust; to fix or change such preferences, voting powers, rights, and privileges of any Class, as the
Trustees may from time to time determine, including any change that may adversely affect a Shareholder; to divide or combine the Shares of any Class into a greater or lesser number; to classify or reclassify or convert any issued Shares of any Class thereof into one or more Classes of Shares of the Trust; and to take such other action with respect to the Shares as the Trustees may deem desirable. The Trust and any Class thereof may issue any number of Shares but need not issue any Shares. At any time there are no Outstanding Shares of any Class previously established and designated, the Trustees may abolish such Class and the establishment and designation thereof.
      Section 2.5 Relative Rights and Preferences. Unless any resolution adopted pursuant to Section 2.3 otherwise provides, Shares of the Class thereof established hereunder shall have the following relative rights and preferences:
(a)	Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the
Trustees, whether of the same or other Class.
(b)	Shares redeemed or repurchased by the Trust shall be deemed to be canceled.
(c)	The Trust may issue Shares in fractional denominations of 1/100th of a
Share or integral multiples thereof to the same extent as its whole
Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares of the same Class, including without limitation, the right to vote, the right to receive dividends and distributions and the right to participate in distribution of Trust property upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.
            All references to Shares in this Agreement shall be deemed to be shares of any Class of the Trust. All provisions herein relating to the Trust shall apply to the Class thereof, except as the context otherwise requires.
      Section 2.6  Additional Rights and Preferences of Common Shares.
(a)	Each Common Share shall represent an equal pro rata interest in the assets belonging to the Trust and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Common Share.
(b)	In the event of the termination of the Trust the holders of the
Common Shares shall be entitled to receive pro rata the net
distributable assets of the Trust.
(c)	The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.
(d)	Dividends or other distributions, when, as and if declared by the
Trustees, shall be shared equally by the holders of Common Shares on a Share for Share basis.  The Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust, if such holder elects to have them reinvested.
(e)	Common Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with the vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations)
and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets
(including the acquisition of assets subject to, and in connection with the assumption of liabilities).
      Section 2.7 Investment in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in applicable law. Each such investment shall be recorded in the individual Shareholder's account in the form of full and fractional Shares of the Class.
      Section 2.8 Personal Liability of Shareholders. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. The Shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust or otherwise limit any benefits set forth in the Delaware Act that may be applicable to such Persons).
      Section 2.9 Assent to Agreement. Every Shareholder, by virtue of having purchased a Share, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor, except as required by applicable law, entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under the Governing Instrument.
                                  ARTICLE III
                                 THE TRUSTEES
      Section 3.1 Management of the Trust. The Board of Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Board of Trustees shall have power to conduct the business of the Trust and carry on their operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.
            The enumeration of any specific power in this Agreement shall not be construed as limiting the aforesaid power. The powers of the Board of Trustees may be exercised without order of or resort to any court or other authority.
      Section 3.2 Trustees. The number of Trustees on the Board of Trustees shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) nor more than ten (10). The Trustees as of the date hereof are those first identified above. A majority of the Trustees shall be Independent Trustees.
      Section 3.3  Classification of Board; Terms of Office of Trustees.
(a)	The Board of Trustees shall be classified, with respect to their respective terms of office, into three classes: Class I, Class II and
Class III.  The number of Trustees in each Class shall be as nearly equal in number as reasonably possible.  The Trustees in each Class shall hold office until their successors are elected and qualified.
Each member of the Board of Trustees in Class I shall hold office until the meeting of Shareholders to elect Trustees in 2009; each member of the Board of Trustees in Class II shall hold office until the meeting of Shareholders to elect Trustees in 2007; and each member of the Board of Trustees in Class III shall hold office until the meeting of Shareholders to elect Trustees in 2008.  At each meeting of the Shareholders to elect Trustees, the successors to the
Class of Trustees whose terms expire at that meeting shall be elected to hold office for a term of three years and until the election and qualification of their respective successors. As of the date of this
Amended and Restated Agreement and Declaration of Trust, the Trustees
in Class I are Jane D. O'Keeffe and Robert J. McMullan.  The Trustees
in Class II are Gordon F. Ahalt, Elizabeth C. Bogan and Nicolas W.
Platt.  The Trustees in Class III are Thomas H. Dinsmore, Donald M.
Halsted and Duncan O. McKee.  The Board of Trustees shall, by one or more resolutions, further classify any additional Trustees.  Each such resolution is hereby incorporated herein by this reference and made a part of the Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of the date stated therein (or, if no such date is stated, upon the date of such adoption).
(b)	For the duration of their terms, the Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except that (A) any Trustee may resign his
trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (B) any
Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (C) any
Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other
Trustees, specifying the date of his retirement; (D) a Trustee may be removed for Cause at any meeting of the Shareholders as provided for in Section 6.2(a)(7); and (E) a Trustee shall be retired in
accordance with the terms of any retirement policy adopted by the
Trustees and in effect from time to time.
      Section 3.4 Vacancies and Appointment of Trustees. In case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the determination of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than three (3) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.
            An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.  As soon as any Trustee appointed pursuant to this Section 3.4 or elected by the Shareholders shall have agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.
      Section 3.5 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder.
      Section 3.6 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement.
      Section 3.7 Ownership of Assets of the Trust. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title to any Trust Property to be held in the name of any Person as nominee.
No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the assets of the Trust. The Shares shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.
                                ARTICLE IV
                        POWERS OF THE TRUSTEES
      Section 4.1 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders.
The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.
Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:
(a)	To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to
investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;
(b)	To operate as, and to carry on the business of, an investment company, and to exercise all the powers necessary and appropriate to the conduct of such operations;
(c)	To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or
engagement of any other Person and to lend Trust Property;
(d)	To provide for the distribution of Shares in connection with an offering of the Trust's securities either through a principal underwriter or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;
(e)	To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the
Shareholders; such Bylaws shall be deemed incorporated and included in this Agreement;
(f)	To elect and remove such officers and appoint and terminate such agents as they consider appropriate;
(g)	To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;
(h)	To retain one or more transfer agents and shareholder servicing agents;
(i)	To set record dates in the manner provided herein or in the Bylaws;
(j)	To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;
(k)	To sell or exchange any or all of the assets of the Trust, subject to the right of Shareholders, if any, to vote on such transaction pursuant to Section 6.1;
(l)	To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;
(m)	To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;
(n)	To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form;
or either in the name of the Trust or a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware statutory trusts or investment companies;
(o)	To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;
(p)	To engage in Exempt Conversions, Exempt Mergers, Exempt Sales and
Exempt Terminations;
(q)	To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;
(r)	To declare and pay dividends and make distributions of income and of capital gains and capital to Shareholders in the manner hereinafter provided;
(s)	To establish, from time to time, a minimum investment for
Shareholders in any Class;
(t)	To redeem or repurchase Shares as provided for in this Agreement, upon such terms and conditions as the Trustees shall establish;
(u)	To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a written charter for one or more of such committees governing its membership, duties and operations and any other characteristics as the Trustees may deem proper, each of which committees and may consist of less than the whole number of Trustees then in office, and may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office;
(v)	To interpret the investment policies, practices or limitations of the
Trust;
(w)	To establish a registered office and have a registered agent in the
State of Delaware; and
(x)	In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything
necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
            The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.
            The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.
            No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.
      Section 4.2   Issuance, Redemption and Repurchase of Shares.  The
Trustees shall have the power to issue, sell, redeem, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in
Shares and, subject to the provisions set forth in Articles II and VII hereof, to apply to any such redemption, repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust.
      Section 4.3 Action by the Trustees. The Board of Trustees or any committee thereof shall act by majority vote of those present at a meeting duly called as set forth in the Bylaws at which a quorum required by the Bylaws is present. Any action that may be taken by the Board of Trustees or any committee or sub-committee thereof by majority vote at a meeting duly called and at which a quorum required by the Bylaws is present, may also be taken by written consent of at least seventy-five percent (75%) of the Trustees or members of the committee or sub-committee, as the case may be, without a meeting, provided that the writing or writings are filed with the minutes of proceedings of the Board or committee or sub-committee. Written consents or waivers of the Trustees may be executed in one or more counterparts. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee. Subject to the requirements of this Agreement and the 1940 Act, the Trustees by Majority Trustee Vote may delegate to any Trustee or Trustees or committee authority to approve particular matters or take particular actions on behalf of the Trust.
      Section 4.4 Principal Transactions. The Trustees may buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, distributor, administrator, transfer agent, dividend disbursing agent, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.
      Section 4.5 Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, and to charge or allocate to, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Class, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, principal underwriter, auditors, counsel, custodian, transfer agent, dividend plan agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.
      Section 4.6 Trustee Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.
      Section 4.7 Independent Trustee. A Trustee who is an "Independent Trustee," as that term is defined in the Delaware Act, shall be deemed to be independent and disinterested for all purposes when making any determinations or taking any action as a Trustee.
                                ARTICLE V
            INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS
      Section 5.1 Investment Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.
            The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser and sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.
      Section 5.2 Other Service Contracts. The Trustees may authorize the engagement of a principal underwriter, transfer agent, administrator, custodian, and similar service providers.
      Section 5.3 Parties to Contract. Any contract of the character described in Sections 5.1 and 5.2 may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.
      Section 5.4 Miscellaneous. The fact that (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, or principal underwriter's or transfer, shareholder servicing, custodian or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or principal underwriter's or transfer, shareholder servicing, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or principal underwriter's or transfer, shareholder servicing, custodian or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
                                 ARTICLE VI
       SHAREHOLDERS' VOTING POWERS, GENERAL VOTING STANDARDS AND MEETING
      Section 6.1 Voting Powers . The Shareholders shall have power to vote only to:
(a)	elect Trustees in accordance with Sections 3.2 and 3.3, provided that a meeting of Shareholders has been called for that purpose;
(b)	approve any of the actions or transactions described in Section 6.2 of this Agreement, provided that the provisions of Section 6.2 apply to any such actions or transactions; and
(c)	approve such additional matters as may be required by law or as the
Trustees, in their sole discretion, shall determine.
            Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Shareholders.
            On any matter submitted to a vote of the Shareholders, all Shares shall be voted together, except when otherwise required by this Agreement or by applicable law. Cumulative voting shall not be permitted in the election of Trustees.
            Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote.
      Section 6.2  Voting Requirements for Certain Actions and Transactions.
(a)	Notwithstanding any other provision of this Agreement, and subject to the exceptions provided in Section 6.2(b), each of the following actions and transactions shall require the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the Outstanding Shares entitled to vote thereon:
(1)	the conversion of the Trust from a closed-end investment company to an open-end investment company;
(2)	the merger or consolidation of the Trust or Class thereof with or into another Company other than an Exempt Merger;
(3)	the issuance by the Trust, in one transaction or in a series of transactions, of any securities of the Trust having an aggregate value of five percent (5%) or more of the total value of the
Outstanding Shares to any Principal Shareholder for cash;
(4)	the sale, lease or exchange of all or substantially all the
assets of the Trust to any Person, other than an Exempt Sale;
(5)	the dissolution of the Trust or Class thereof (other than an
Exempt Dissolution);
(6)	any amendment to this Agreement that makes the Shares a
"redeemable security" as that term is defined in the 1940 Act;
(7)	the removal of one or more Trustees for Cause by the
Shareholders, provided that a meeting of Shareholders has been called for that purpose;
(8)	any amendment to Section 3.3 of this Agreement that would have the effect of eliminating the classification of the Board of
Trustees with respect to their terms of office;
(9)	any amendment to Article VIII of this Agreement that would have the effect of reducing the indemnification provided thereby to
Covered Persons or to Shareholders or former Shareholders; and
(10)	any amendment or alteration to, or any repeal of the provisions of, this Article VI.
The voting requirements set forth in this Section 6.2(a) shall be in addition to, and not in lieu of, any vote or consent of the Shareholders otherwise required by applicable law, by any agreement between the Trust and any national securities exchange, or by this Agreement.

(b)	In the case of any action or transaction set forth in Sections
6.2(a)(1) through 6.2(a)(6) above, the approval, adoption, or authorization of the action or transaction in question shall require a Majority Shareholder Vote rather than the affirmative vote or consent of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the Outstanding Shares entitled to vote thereon as provided for in Section 6.2(a) if the action or transaction in question has previously been approved, adopted, or authorized by both the affirmative vote of two-thirds of the total number of Trustees and the affirmative vote of two-thirds of the Trustees who are not
"interested persons" of the Trust, as that term is defined in the
1940 Act.
(c)	The vote necessary to approve all matters other than those described in Sections 6.2(a) and 6.2(b) shall be set forth in the Bylaws.
(d)	For purposes of this Section 6.2, the term "Principal Shareholder"
shall mean any corporation, person, entity, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended), which is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the Outstanding Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder.  In calculating the number of Shares beneficially owned by a Shareholder, in addition to the Shares which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any Shares (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its
"affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, has any agreement, arrangement, or understanding for the purpose of
acquiring, holding, voting, or disposing of Shares of the Trust, or which is its "affiliate" or "associate" as so defined.  In
calculating the number of Outstanding Shares of the Trust,
Outstanding Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.
                                 ARTICLE VII
                DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES
      Section 7.1 Distributions. The Trustees may from time to time declare and pay dividends and make other distributions with respect to any Class, which may be from income, capital gains or capital. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Common Shares shall be distributed pro rata to the holders of Common Shares in proportion to the number of Common Shares they held on the record date established for such payment, provided that such dividends and other distributions on Common Shares shall appropriately reflect expenses allocated to the Common Shares. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash payment plans, or similar plans as the Trustees deem appropriate.
      Section 7.2 Redemptions of Shares by the Trustees. The Trustees may, at their option, call for the redemption of the Shares of any Person or may refuse to transfer or issue Shares to any Person to the extent that the same is necessary to comply with applicable law or advisable to further the purposes for which the Trust is formed.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust.
      Section 7.3 Repurchases by the Trust. The Trust may, at the discretion of the Trustees, repurchase its Shares upon such terms and conditions as are established by the Trustees, subject to any applicable provisions of the 1940 Act and other applicable federal or state securities laws.
                               ARTICLE VIII
                  LIMITATION OF LIABILITY AND INDEMNIFICATION
      Section 8.1 Limitation of Liability. A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or any Trustee or officer of the Trust; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office with the Trust.
      Section 8.2 Indemnification of Covered Persons. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the Bylaws and other applicable law.
      Section 8.3 Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder of the Trust or any Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets of the Trust, to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust shall upon request by the Shareholder, assume the defense of any such claim made against the Shareholder for any act or obligation of the Trust.
                                 ARTICLE IX
                               MISCELLANEOUS
      Section 9.1 Trust Not a Partnership; Taxation. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder.  All persons extending credit to, contracting with or having any claim against the Trust or the Trustees in their capacity as such shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders, the Trustees, nor the Trust's officers nor any of the agents of the Trustees whether past, present or future, shall be personally liable therefor.
            It is intended that the Trust be classified for income tax purposes as an association taxable as a corporation, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine), electing such classifications on Internal Revenue Form 8832. The Trustees, in their sole discretion and without the vote or consent of the Shareholders, may amend this Agreement to ensure that this objective is achieved.
      Section 9.2 Trustee's Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of
Article VIII  and to Section 9.1, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article VIII and Section 9.1, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.
      Section 9.3  Dissolution of Trust or Class.
(a)	Unless dissolved as provided herein, the Trust shall continue without limitation of time.  The Trust may be dissolved at any time by the
Trustees by written notice to the Shareholders, subject to the right of Shareholders, if any, to vote pursuant to Section 6.1.  A Class may be dissolved at any time by the Trustees by written notice to the Shareholders of the Trust or such Class, subject to the right of
Shareholders, if any, to vote pursuant to Section 6.1.
(b)	On dissolution of the Trust pursuant to paragraph (a) above,
(1)	the Trust thereafter shall carry on no business except for the purpose of winding up its affairs,
(2)	the Trustees shall (i) proceed to wind up the affairs of the
Trust, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been
wound up, including the powers to fulfill or discharge the
contracts of the Trust, (ii) collect its assets or the assets belonging thereto, (iii) sell, convey, assign, exchange, or
otherwise dispose of all or any part of those assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (iv) discharge or pay its liabilities, and
(v) do all other acts appropriate to liquidate its business, and
(3)	after paying or adequately providing for the payment of all
liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their
protection, the Trustees shall distribute the remaining assets ratably among the Shareholders of the Trust.
(c)	On dissolution of the Class pursuant to paragraph (a) above,
(1)	the Trust thereafter shall no longer issue Shares of the Class,
(2)	the Trustees shall do all other acts appropriate to dissolve the
Class, and
(3)	the Trustees shall distribute ratably among the Shareholders of the Class, in cash or in kind, an amount equal to the
proportionate interest of the Class in the net assets of the
Trust (after taking into account fees, expenses, or charges
allocable thereto), and in connection with any such distribution in cash the Trustees are authorized to sell, convey, assign, exchange or otherwise dispose of such assets of the Trust of which the Class is a part as they deem necessary.
(d)	On completion of distribution of the remaining assets pursuant to paragraph (b)(3) above (or the proportionate interest of the Class in the net assets of the Trust pursuant to paragraph (c)(3) above), the
Trust or the Class shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be cancelled and discharged.  Following completion of winding up of all of the Trust's business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be
filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.
      Section 9.4 Sale of Assets; Merger and Consolidation. Subject to right of Shareholders, if any, to vote pursuant to Section 6.1, the Trustees may cause (i) the Trust to the extent consistent with applicable law to sell all or substantially all of its assets to, or be merged into or consolidated with, another statutory trust (or series thereof) or Company (or series thereof),
(ii) the Shares of the Trust or Class thereof to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 9.4, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or Class thereof into beneficial interests in such separate statutory trust or trusts (or series or class thereof).
      Section 9.5 Filing of Copies, References, Headings. The original or a copy of this Agreement or any amendment hereto or any supplemental agreement shall be kept at the office of the Trust where it may be inspected by any Shareholder. In this Agreement or in any such amendment or supplemental agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.
      Section 9.6 Governing Law. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or this Trust Agreement (A) the provisions of Section 3540 of Title 12 of the Delaware Code or (B) any provisions of the laws (statutory or common) of the State of
Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other
Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.
            The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.
      Section 9.7 Amendments. Except as specifically provided in Article VI hereof, the Trustees may, without any Shareholder vote, amend this Agreement by making an amendment to this Agreement, an agreement supplemental hereto, or an amended and restated trust instrument. Any such amendment, having been approved by a Majority Trustee Vote, shall become effective, unless otherwise provided by such Trustees, upon being executed by a duly authorized officer of the Trust. A certification signed by a duly authorized officer of the Trust setting forth an amendment to this Agreement and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, or a duly authorized officer of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.
      Section 9.8 Provisions in Conflict with Law. The provisions of this Agreement are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.
      Section 9.9  Shareholders' Right to Certain Information.
(a)	Except as may be permitted by Regulation 14A promulgated under the
Securities Exchange Act of 1934, as amended from time to time, no
Shareholder shall have the right to obtain from the Trust a list of the Trust's Shareholders; provided, however, that one or more Persons who together and for at least six months have been Shareholders of at least five percent (5%) of the Outstanding Shares of the Class may present to any officer of the Trust a written request for a list of its Shareholders, stating that they wish to communicate with other
Shareholders with a view to requesting in writing that the Trustees call a special meeting of the Shareholders solely for the purpose of removing one or more Trustees.  Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Shareholder.  The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Shares of the Trust.
(b)	Every Shareholder shall have the right to obtain from the Trust copies of the Trust's annual and semi-annual reports to shareholders, and quarterly communications to shareholders.
Shareholder rights to obtain other information shall be governed by
Section 9.10.
      Section 9.10 Information Regarding the Business and Financial Condition and Affairs of the Trust. No Shareholder shall have the right to obtain from the Trust information regarding the business and financial condition of the Trust or other information regarding the affairs of the Trust; provided, however, that the Trust may, in its sole discretion, provide such information to the Shareholders.
     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument effective as of the 16th day of January, 2006.


/s/Gordon F. Ahalt
-----------------------------------
Gordon F. Ahalt

/s/Elizabeth C. Bogan
-----------------------------------
Elizabeth C. Bogan

/s/Thomas H. Dinsmore
-----------------------------------
Thomas H. Dinsmore

/s/Donald M. Halsted
-----------------------------------
Donald M. Halsted

/s/Duncan O. McKee
-----------------------------------
Duncan O. McKee

/s/Robert J. McMullan
-----------------------------------
Robert J. McMullan

/s/Jane D. O'Keeffe
-----------------------------------
Jane D. O'Keeffe

/s/Nicolas W. Platt
-----------------------------------
Nicolas W. Platt